SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 5, 2003

(Date of earliest event reported)

US SEARCH.COM INC.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File: 000-26149	95-4504143 (I.R.S. Employer Identification No.)

5401 Beethoven Street

Los Angeles, CA 90066

(Address of Principal executive offices, including zip code)

(310) 302-6300

(Registrant’s telephone number, including area code)

ITEM 5. Other Events.

The special meeting of the stockholders of US SEARCH.com Inc. (the “Company”) occurred today, June 5, 2003, and the mergers of the Company and the subsidiaries comprising the First American Screening Technology division of the First American Corporation into wholly-owned subsidiaries of First Advantage Corporation, were approved. Pursuant to the terms of the mergers, each outstanding share of the Company’s common stock will be converted into the right to receive 0.04 of a share of First Advantage Class A common stock. The Company’s common stock will no longer be traded on the Nasdaq National Market or any other securities exchange, and the Company will be a wholly-owned subsidiary of First Advantage. The mergers closed today, June 5, 2003, and shares of First Advantage Class A common stock will begin trading tomorrow on the Nasdaq National Market.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.COM INC.

Date: June 5, 2003	By:	/s/ BRENT N. COHEN
Name: Brent N. Cohen Title: Chief Executive Officer